EXHIBIT 4.02

     This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances. Every Security delivered upon registration of transfer of, or in exchange for, or in lieu of, this Global Security shall be a Global Security subject to the foregoing, except in the limited circumstances described above.

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is to be made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.




Registered No. 1                                 $50,000,000
CUSIP No.842505AB2

                SOUTHERN CALIFORNIA WATER COMPANY

                       7.23% Note due 2031

     SOUTHERN CALIFORNIA WATER COMPANY promises to pay to CEDE & CO., or registered assigns, the principal sum of FIFTY MILLION UNITED STATES DOLLARS AND NO CENTS ($50,000.000.00) on the Stated Maturity Date specified below and to pay interest thereon at the Interest Rate specified below.

Stated Maturity Date:         December 15, 2031
Original Issue Date:          December 11, 2001
Interest Rate:           7.23 per cent.
Interest Payment Dates:       June 15 and  December 15
Record Dates:            June 1 and December 1



                              SOUTHERN CALIFORNIA WATER COMPANY


(Seal)                        By:
                                 ------------------------
                                 Floyd E. Wicks
                                 President and Chief Executive
                                 Officer

Attest:


By:
   ----------------------------
      McClellan Harris III
      Corporate Secretary


CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION



By:                                  Dated: December 11, 2001
   ----------------------------
      Authorized Signature

                SOUTHERN CALIFORNIA WATER COMPANY
                       7.23% Note due 2031


1.   Interest.

          Southern California Water Company ("Company"), a California corporation, promises to pay interest on the principal amount of this note (this "Security") at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year commencing June 15, 2002. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 11, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment.

          The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the Record Date for the next Interest Payment Date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

3.         Redemption.

          The Securities are not redeemable.

4.   Securities Agents.

          Initially, J.P. Morgan Trust Company, National Association, will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

5.   Indenture.

          The Company issued the Securities under an Indenture dated as of September 1, 1993 ("Indenture") between the Company and J.P. Morgan Trust Company, National Association (formerly Chemical Trust Company of California), as trustee ("Trustee"). The terms of the Securities include those stated in the Indenture and in the Securities Resolution creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb). Securityholders are referred to the Indenture, the Security Resolution and such Act for a statement of such terms.


6.   Denominations, Transfer, Exchange.

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture.

7.   Persons Deemed Owners.

          The registered holder of a Security may be treated as its owner for all purposes.

8.   Amendments and Waivers.

          Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment.

          Subject to certain exceptions, a default on the Securities may be waived with the consent of the holders of a majority in principal amount of the Securities.

          Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

9.   Absence of Restrictive Covenants.

          The Securities are unsecured general obligations of the Company.

          The Indenture does not limit the amount of the Securities or other unsecured debt of the Company.

10.  Successors.

          When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

11.  Defeasance Prior to Maturity.

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

12.  Defaults and Remedies.

          An Event of Default includes: default for 60 days in payment of interest on the Securities; default for three business days in payment of principal on the Securities; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 33-1/3% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

13.  Trustee Dealings with Company.

          J.P. Morgan Trust Company, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

14.  No Recourse Against Others.

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.  Authentication.

          This Security shall not be valid until authenticated by a manual signature of the Registrar.

16.  Abbreviations.

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors
          Act).

ASSIGNMENT FORM


          To assign this Security, fill in the form below:

          I or we assign and transfer this Security to

           --------------------------------------
          :                                             :
          :--------------------------------------:
           (Insert assignee's soc. sec. or tax I.D. no.)



          (Print or type assignee's name, address and zip code) hereby and irrevocably appoint _____________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:
      ------------------------

Your Signature:
               --------------------------------------------------
                (Sign exactly as your name appears on the other
                            side of this Security)